Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2016 RESULTS

•	Occupancy of 94.8%, Up 50 Basis Points from 1Q15

•	Same Store NOI Grew 9.6% and Cash Rental Rates Were Up 6.9%

•	Signed 595,000 Square Feet of New Development Leases Year-to-Date

•	Raised $125 Million of Common Equity in the Second Quarter; Maintaining FFO Guidance Range

•	$180 Million of Planned New Developments in Southern California, New Jersey and Phoenix

•	Acquired a 126,000 Square-Foot Building in Orlando for $9.3 Million; Acquired Another 199,000 Square-Foot Property in Orlando for $14.0 Million in the Second Quarter

•	Sold Five Buildings Totaling 420,000 Square Feet for $16.3 Million; Sold Another Five Buildings Totaling 406,000 Square Feet for $15.4 Million Second Quarter to Date

•	Increased First Quarter 2016 Dividend 49% to $0.19 Per Share

CHICAGO, April 27, 2016 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter 2016. Diluted net income available to common stockholders per share (EPS) was $0.14 in the first quarter, compared to $0.02 a year ago.

First Industrial’s first quarter FFO was $0.35 per share/unit on a diluted basis, compared to $0.20 per share/unit a year ago.

“2016 is off to a great start as we delivered strong same store NOI and cash rental rate growth along with some key development leasing wins,” said Bruce W. Duncan, First Industrial’s chairman, president and CEO. “Industrial real estate market fundamentals remain healthy, and we are focused on capitalizing on this environment by executing on the cash flow growth opportunities within our portfolio and our targeted new investments.”

Portfolio Performance – First Quarter 2016

•	In service occupancy was 94.8% at the end of the first quarter, compared to 96.1% at the end of the fourth quarter of 2015, and 94.3% at the end of the first quarter of 2015.

•	Tenants were retained in 70.6% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 9.6%. Including lease termination fees, same property NOI increased 9.8%.

•	Rental rates increased 6.9% on a cash basis and increased 15.2% on a GAAP basis; leasing costs were $1.66 per square foot.

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Capital Markets Activity

In the first quarter:

•	The Company’s board of directors declared a common dividend of $0.19 per share/unit for the quarter ending March 31, 2016 that was paid on April 18, 2016 to stockholders of record on March 31, 2016. The new dividend rate represents a 49% increase from the prior rate of $0.1275 per share.

•	The Company paid off $160 million of 5.75% 2016 notes and $58 million of secured debt at an interest rate of 7.75%.

In the second quarter to date,

•	The Company issued 5.6 million common shares to raise net proceeds of $125 million.

“Given the attractive investment opportunities our team has added to our pipeline, we raised $125 million from our equity offering in April to enhance our capital position,” said Scott Musil, chief financial officer. “We believe these investments will further enhance the long-term cash flow growth profile of our Company.”

Development Leasing

In the first quarter, the Company signed the following development leases:

•	66,000 square feet at First Park @ Ocean Ranch in Southern California, bringing that three building, 237,000 square-foot development to 100% leased.

•	341,000 square feet at the two building, 585,000 square-foot First 33 Commerce Center in the Lehigh Valley in Pennsylvania.

In the second quarter to date, the Company signed:

•	A full building lease at its 188,000 square-foot First San Michele Logistics Center in the Inland Empire in Southern California.

Investment and Disposition Activities

In the first quarter, the Company:

•	Started a 63,000 square-foot build-to-suit redevelopment project in the South Bay submarket of Los Angeles leased on a seven-year basis, with an estimated total investment of $17.6 million.

•	Acquired a 50-acre site in the Inland Empire West for $22.8 million for the development of The Ranch by First Industrial, a six-building, 936,000 square-foot park, expected to start in the second half of 2016 with total estimated investment of $90 million.

•	Bought a 13-acre site in the Riverside submarket of the Inland Empire for $4.8 million for the development of First Sycamore 215 Logistics Center, a 243,000 square-foot facility that is expected to start in the second half of 2016, with a total estimated investment of $18 million.

•	Acquired a 73-acre site in Phoenix for $12.9 million for the development of First Park @ PV 303 that is developable up to 1.1 million square feet. The Company initially plans to start a 600,000 square-foot distribution facility in the second half of 2016 which has a total estimated investment of $33 million.

•	Acquired a 100% leased, 126,000 square-foot distribution center in Orlando for $9.3 million.

•	Bought an 11-acre development parcel in the Inland Empire for $1.7 million.

•	Sold five properties comprised of 420,000 square feet for $16.3 million.

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In the second quarter to date, the Company:

•	Acquired a 33-acre site in New Jersey for $9.2 million on which the Company commenced development of the 577,000 square-foot First Florence Logistics Center, with an estimated total investment of $39 million.

•	Acquired a 100% leased, 199,000 square-foot distribution center in Orlando for $14.0 million.

•	Sold five buildings comprised of 406,000 square feet for $15.4 million.

“We are excited about the new investment opportunities we have added to our pipeline, as they represent a significant opportunity to create value for shareholders through site identification, development execution, and lease-up,” said Johannson Yap, chief investment officer. “While the acquisition market remains highly competitive, we were pleased to acquire two attractive properties to expand our portfolio in the Orlando market.”

Outlook for 2016

Mr. Duncan stated, “We are maintaining our FFO guidance range for 2016, despite the short-term dilution from our recent equity offering, on the strength of our year-to-date development leasing and our first quarter same store growth performance, combined with the impact of higher capitalized interest from our development activity, offset by dilution from property sales net of acquisitions. Leasing is always at the heart of our business and our team is focused on driving cash flow from our portfolio through rental rate growth, average occupancy, lease-up of new investments, and reduction of capital expenditures.”

	Low End of	High End of
	Guidance for 2016	Guidance for 2016
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	0.49	0.59
Add: Real Estate Depreciation/Amortization	0.98	0.98
Less: Non-NAREIT Compliant Gains Through 1Q16	(0.06)	(0.06)

FFO (NAREIT Definition)	$1.41	$1.51

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.0% to 96.0%.

•	Same-store NOI on a cash basis before termination fees of positive 3.5% to 5.5% for the full year, an increase of 50 basis points at the both ends of the range reflecting first quarter performance.

•	General and administrative expense of approximately $25 million to $26 million.

•	Guidance includes the incremental costs related to the Company’s developments under construction as of March 31, 2016 and the aforementioned development projects in Southern California, New Jersey and Phoenix. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2016, an increase of $0.02 per share from prior guidance.

•	Guidance reflects the impact of acquisitions and dispositions year-to-date.

•	Other than the above, guidance does not include the impact of:

•	any future debt repurchases or future debt issuances,

•	any future investments

•	any future property sales,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	any future equity issuances.

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A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.7 million square feet of industrial space as of March 31, 2016. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015, as

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well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Thursday, April 28, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2016 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31, 2016	March 31, 2015
Statement of Operations and Other Data:
Total Revenues	$93,467	$89,966

Property Expenses	(28,367)	(29,791)
General and Administrative	(7,674)	(6,966)
Acquisition Costs	(64)	—
Depreciation of Corporate FF&E	(172)	(170)
Depreciation and Other Amortization of Real Estate	(30,956)	(28,136)

Total Expenses	(67,233)	(65,063)

Gain on Sale of Real Estate	7,251	7,930
Interest Expense	(16,259)	(16,642)
Amortization of Deferred Financing Costs	(873)	(746)
Mark-to-Market Loss on Interest Rate Protection Agreements	—	(12,990)

Income from Continuing Operations Before Equity in Income of Joint Ventures and Income Tax Provision	16,353	2,455

Equity in Income of Joint Ventures (a)	—	71
Income Tax Provision	(58)	(60)

Net Income	16,295	2,466

Net Income Attributable to the Noncontrolling Interest	(607)	(93)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$15,688	$2,373

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$15,688	$2,373

Depreciation and Other Amortization of Real Estate	30,956	28,136
Noncontrolling Interest	607	93
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	17
Non-NAREIT Compliant Gain (b)	(7,251)	(7,930)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(63)

Funds From Operations (NAREIT) (“FFO”) (b)	$40,000	$22,626

Restricted Stock/Unit Amortization	2,963	2,561
Amortization of Debt Discounts / (Premiums) and Hedge Costs	72	149
Amortization of Deferred Financing Costs	873	746
Depreciation of Corporate FF&E	172	170
Mark-to-Market Loss on Interest Rate Protection Agreements	—	12,990
Non-Incremental Capital Expenditures	(7,801)	(7,162)
Capitalized Interest and Overhead	(534)	(504)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,847)	(2,174)

Adjusted Funds From Operations (“AFFO”) (b)	$33,898	$29,402

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31, 2016	March 31, 2015
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$15,688	$2,373

Interest Expense	16,259	16,642
Depreciation and Other Amortization of Real Estate	30,956	28,136
Income Tax Provision	58	60
Mark-to-Market Loss on Interest Rate Protection Agreements	—	12,990
Noncontrolling Interest	607	93
Amortization of Deferred Financing Costs	873	746
Depreciation of Corporate FF&E	172	170
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	17
Non-NAREIT Compliant Gain (b)	(7,251)	(7,930)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(63)

EBITDA (b)	$57,362	$53,234

General and Administrative	7,674	6,966
Acquisition Costs	64	—
FFO from Joint Ventures (b)	—	(89)

Net Operating Income (“NOI”) (b)	$65,100	$60,111

Weighted Avg. Number of Shares/Units Outstanding – Basic	115,096	114,681
Weighted Avg. Number of Shares Outstanding – Basic	110,793	110,310

Weighted Avg. Number of Shares/Units Outstanding – Diluted	115,288	115,046
Weighted Avg. Number of Shares Outstanding – Diluted	110,985	110,675

Per Share/Unit Data:
FFO (NAREIT)	$40,000	$22,626
Less: Allocation to Participating Securities	(114)	(63)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$39,886	$22,563
Basic/Diluted Per Share/Unit	$0.35	$0.20

Net Income Available to First Industrial Realty Trust, Inc.’s
Common Stockholders and Participating Securities	$15,688	$2,373
Less: Allocation to Participating Securities	(63)	(41)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$15,625	$2,332
Basic/Diluted Per Share	$0.14	$0.02

Common Dividends/Distributions Per Share/Unit	$0.1900	$0.1275

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,345,397	$3,163,040
Real Estate and Other Assets Held For Sale, Net	2,370	4,915
Total Assets (c)	2,732,419	2,547,105
Debt (c)	1,479,927	1,323,230
Total Liabilities (c)	1,634,482	1,464,411
Total Equity	$1,097,937	$1,082,694

a) Represents our pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

EBITDA is defined as NOI plus the equity in FFO of our joint ventures, which were accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2015 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2015 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended March 31, 2016 and 2015, SS NOI before same store adjustments was $63,092 and $59,382, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $(82) and $(1,983), respectively. Lease termination fees of $128 and $51 for the quarters ended March 31, 2016 and 2015, respectively, should also be excluded in order to calculate SS NOI w/o Termination Fees. We exclude straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, equity in income and loss from joint ventures, income tax benefit and expense, sale of real estate, mark-to-market loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c) Effective January 1, 2016, we adopted Accounting Standards Update (“ASU”) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), which amended the presentation of debt issuance costs on the consolidated balance sheet. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of as an asset. The adoption of ASU 2015-03 was applied retrospectively. The debt issuance costs related to the Unsecured Credit Facility remain classified as an asset and are included in prepaid expenses and other assets, net on the consolidated balance sheets.